Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
Trinity Industries, Inc. Announces Third Quarter 2021 Results
Reports quarterly GAAP and adjusted earnings from continuing operations of $0.33 and $0.29 per diluted share, respectively
Generates year-to-date operating and total free cash flow of $428 million and $516 million, respectively
Returned $473 million of capital to stockholders year-to-date through dividends and share repurchases

DALLAS, Texas – October 21, 2021 – Trinity Industries, Inc. (NYSE:TRN) today announced earnings results for the third quarter ended September 30, 2021.
Financial and Operational Highlights
•Quarterly total company revenues of $504 million
•Quarterly income from continuing operations per common diluted share ("EPS") of $0.33 and quarterly adjusted EPS of $0.29
•Completed initial railcar portfolio sale of $325 million to Signal Rail Holdings LLC, a new railcar investment vehicle ("RIV") partner
•Lease fleet utilization of 95.0% and Future Lease Rate Differential ("FLRD") of positive 1.4% at quarter end
•New railcar orders of 2,530 and railcar deliveries of 2,410
•Year-to-date cash flow from operations and total free cash flow after dividends and investments ("Free Cash Flow") were $428 million and $516 million, respectively
~~•~~Repurchases of approximately 2.8 million shares at a cost of $77 million
•Committed liquidity of $1.1 billion as of September 30, 2021
Management Commentary
"Trinity continues to execute well on our strategy to enhance returns and shareholder value," remarked Trinity's Chief Executive Officer and President, Jean Savage. "The Company continued to advance toward our initiatives to improve returns, highlighted by the $325 million portfolio sale in our latest RIV partnership. The Signal Rail portfolio sale this past quarter and its resulting benefit to our earnings and balance sheet are a prime example of this dynamic."
"While market activity continues to improve, Trinity's third quarter results were negatively impacted by labor shortages and turnover as well as supply chain disruptions, diluting the impact of margin improvement initiatives in the Rail Products Group," Ms. Savage continued. "It is important to note that while this quarter was challenged, we continue to expect improving demand for railcars and profitability."
"In contrast, our Railcar Leasing and Management Services Group had another quarter of strong performance, and we maintain our view that market fundamentals for railcar leasing should continue to ramp up into 2022. The Future Lease Rate Differential climbed again in the third quarter to 1.4%, compared to negative 2.5% and negative 14.8% in the past two quarters."
Ms. Savage concluded, "It has been nearly a year since we introduced our strategic vision, and I am pleased with the progress we have made. We are continuing to execute on our goals, and despite a challenging quarter in Rail Products, the Company's enthusiasm to achieve the goals we set out in last year's Investor Day presentation has never been stronger."

Consolidated Financial Summary

	Three Months Ended September 30,
	2021	2020	Year over Year – Comparison
	(in millions, except percentages and per share amounts)
Revenues (1)	$503.5	$459.4	Increased demand and higher pricing in our highway products business and higher external deliveries in the Rail Products Group
Selling, engineering, and administrative expenses	$54.3	$51.2	Higher employee-related costs, including increased incentive-based compensation
Operating profit	$92.2	$72.9
Higher volume of railcar sales from our lease portfolio, partially offset by higher costs associated with external deliveries in the Rail Products Group, and lower lease rates and higher depreciation expense in the Leasing Group

Interest expense, net	$45.2	$51.7	Lower overall borrowing costs associated with the Company's debt, partially offset by higher overall average debt
Net income from continuing operations attributable to Trinity Industries, Inc.	$32.4	$25.1
EBITDA (2)	$163.6	$136.4
Effective tax expense (benefit) rate	23.9%	(34.9)%	2020 tax benefit primarily related to tax law changes
Diluted EPS – GAAP	$0.33	$0.21	2021 includes $0.04 favorable impact of storm-related insurance recoveries
Diluted EPS – Adjusted (2)	$0.29	$0.17

	Nine Months Ended September 30,
	2021	2020	Year over Year – Comparison
	(in millions)
Net cash provided by operating activities – continuing operations	$428.0	$456.8
Free Cash Flow (2)	$515.5	$48.5	Higher volume of railcar sales from our lease portfolio and the timing difference of debt proceeds issued for financing lease fleet equity investment
Capital expenditures – leasing (3)	$363.9	$448.8
Returns of capital to stockholders	$473.2	$193.1	Increase in share repurchase activity in 2021, which included a privately negotiated repurchase agreement totaling $222.5 million in the second quarter
(1) Beginning in the fourth quarter of 2020, we made a prospective change to the presentation of railcar sales and now present all sales of railcars from the lease fleet as a net gain or loss from the disposal of a long-term asset regardless of the age of railcar that is sold. Historically, we presented sales of railcars from the lease fleet on a gross basis in leasing revenues and cost of revenues if the railcars had been owned for one year or less at the time of sale. Sales of railcars from the lease fleet owned for more than one year had historically been presented as a net gain or loss from the disposal of a long-term asset.
(2) Non-GAAP financial measure. See the Reconciliations of Non-GAAP Measures section within this Press Release for a reconciliation to the most directly comparable GAAP measure and why management believes this measure is useful to management and investors.
(3) For the nine months ended September 30, 2020, Capital expenditures – leasing is net of sold lease fleet railcars owned one year or less.

Business Group Summary

	Three Months Ended September 30,
	2021	2020	Year over Year – Comparison
	(in millions, except percentages and number of units)
Railcar Leasing and Management Services Group
Leasing and management revenues	$185.5	$183.9	Growth in the lease fleet, slightly higher utilization, and increased servicer fees, partially offset by lower rental rates
Leasing and management operating profit	$76.4	$86.8	Increased depreciation, higher fleet operating costs, and lower lease rates, partially offset by slightly higher fleet utilization
Operating profit on lease portfolio sales	$32.9	$2.9	Higher volume of railcars sold from the lease portfolio
Fleet utilization	95.0%	94.8%
Future Lease Rate Differential ("FLRD") (1)	+1.4%	(20.9)%	Recovery of current market lease rates compared to the prior year period
Owned lease fleet (in units) (2)	105,915	105,925	Initial sale to new RIV partner, partially offset by growth in the lease fleet
Investor-owned lease fleet (in units)	30,060	26,655	Initial sale to new RIV partner
Rail Products Group
Revenues	$339.9	$381.2	Lower deliveries and a shift in the mix of railcar products and services sold
Operating profit (loss) margin	(0.9)%	0.8%	Lower deliveries, mix changes, higher input costs and supply chain disruptions, along with operating inefficiencies, such as labor shortages and turnover, in our maintenance services business
New railcars:
Deliveries (in units)	2,410	2,605
Orders (in units)	2,530	2,000
Order value	$218.6	$186.8	Higher number of units and differences in product mix
Backlog value	$1,228.4	$1,155.4
Sustainable railcar conversions:
Deliveries (in units)	242	—
Backlog (in units)	1,127	—
Backlog value	$98.3	$—
All Other
Revenues	$83.7	$62.6	Increased demand and higher pricing for highway products
Operating profit	$14.7	$7.3	Increased demand and manufacturing efficiencies in our highway products business and a gain on the disposition of a non-operating facility

	September 30, 2021	December 31, 2020
Loan-to-value ratio
Wholly-owned subsidiaries, including corporate revolving credit facility	63.4%	58.5%	Increased leverage associated with leased assets, partially offset by amortization of debt on encumbered assets
(1) FLRD calculates the weighted average of the most current quarterly lease rates transacted compared to the weighted average lease rates for railcars expiring over the next twelve months.
(2) Includes wholly-owned railcars, partially-owned railcars, and railcars under sale-leaseback arrangements.

Additional Business Items
Liquidity and Capital Resource Updates
•In August 2021, Trinity and Wafra, Inc. (“Wafra”), a global alternative investment manager, announced a new RIV program between Trinity and certain funds managed by Wafra (“Wafra Funds”). The joint venture created as part of this program, known as Signal Rail Holdings LLC (“Signal Rail”), is owned 90% by Wafra Funds and 10% by our wholly-owned subsidiary, Trinity Industries Leasing Company ("TILC"). Signal Rail or its subsidiaries are expected to invest in diversified portfolios of leased railcars originated by TILC targeting up to $1 billion in total acquisitions over an expected three-year investment period. TILC will service all railcars owned by Signal Rail.
◦In connection with the launch of the RIV program, in August 2021, TILC sold to Signal Rail an initial portfolio of 3,582 railcars and related leases that were previously owned by TILC and its subsidiaries for an aggregate sales price of approximately $325 million. As a result of the sale, TILC received approximately $319 million in cash and a 10% equity interest in Signal Rail valued at $6 million. TILC recognized a gain of approximately $33 million on the initial portfolio sale during the three months ended September 30, 2021.
•During the quarter, Trinity repurchased approximately $77 million of shares under the Company's authorized share repurchase program, which completed the previous share repurchase program.
•In September 2021, our Board of Directors authorized a new share repurchase program effective September 9, 2021 through December 31, 2022. The new share repurchase program authorizes the Company to repurchase up to $250 million of its common stock.
•During the quarter, Trinity received a $41 million income tax refund associated with the tax loss carryback for the 2019 tax year as permitted under recent tax legislation. The Company's income tax receivable at the end of the third quarter was $192 million.

Conference Call
Trinity will hold a conference call at 8:30 a.m. Eastern on October 21, 2021 to discuss its third quarter results. To listen to the call, please visit the Investor Relations section of the Company's website at www.trin.net and access the Events & Presentations webpage, or the live call can be accessed at 1-888-317-6003 with the conference passcode "7533427". Please call at least 10 minutes in advance to ensure a timely connection. An audio replay may be accessed through the Company’s website or by dialing 1-877-344-7529 with passcode "10152033" until 11:59 p.m. Eastern on October 28, 2021.
Additionally, the Company will provide Supplemental Materials to accompany the earnings conference call. The materials will be accessible both within the webcast and on Trinity's Investor Relations website under the Events and Presentations portion of the site along with the Third Quarter Earnings Call event weblink.
Non-GAAP Financial Measures
We have included financial measures compiled in accordance with generally accepted accounting principles ("GAAP") and certain non-GAAP measures in this earnings press release to provide management and investors with additional information regarding our financial results. Non-GAAP measures should not be considered in isolation or as a substitute for our reporting results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies. For each non-GAAP financial measure, a reconciliation to the most comparable GAAP measure has been included in the accompanying tables. When forward-looking non-GAAP measures are provided, quantitative reconciliations to the most directly comparable GAAP measures are not provided because management cannot, without unreasonable effort, predict the timing and amounts of certain items included in the computations of each of these measures. These factors include, but are not limited to: the product mix of expected railcar deliveries; the timing and amount of significant transactions and investments, such as lease portfolio sales, capital expenditures, and returns of capital to stockholders; and the amount and timing of certain other items outside the normal course of our core business operations, such as restructuring activities and the potential financial and operational impacts of the COVID-19 pandemic.

About Trinity Industries
Trinity Industries, Inc., headquartered in Dallas, Texas, owns businesses that are leading providers of rail transportation products and services in North America. Our rail-related businesses market their railcar products and services under the trade name TrinityRail®. The TrinityRail platform provides railcar leasing and management services, as well as railcar manufacturing, maintenance and modifications. Trinity also owns businesses engaged in the manufacture of products used on the nation’s roadways and in traffic control. Trinity reports its financial results in three principal business segments: the Railcar Leasing and Management Services Group, the Rail Products Group, and All Other. For more information, visit: www.trin.net.
Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity's estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements, including, but not limited to, future financial and operating performance, future opportunities and any other statements regarding events or developments that Trinity believes or anticipates will or may occur in the future, including the potential financial and operational impacts of the COVID-19 pandemic. Trinity uses the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance,” “projected,” “outlook,” and similar expressions to identify these forward-looking statements. Forward-looking statements speak only as of the date of this release, and Trinity expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Trinity’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by federal securities laws. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to risks and uncertainties regarding economic, competitive, governmental, and technological factors affecting Trinity’s operations, markets, products, services and prices, and such forward-looking statements are not guarantees of future performance. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and “Forward-Looking Statements” in Trinity’s Annual Report on Form 10-K for the most recent fiscal year, as may be revised and updated by Trinity’s Quarterly Reports on Form 10-Q, and Trinity’s Current Reports on Form 8-K.

Investor Contact:
Leigh Anne Mann
Vice President, Investor Relations
Trinity Industries, Inc.
(Investors) 214/631-4420

Media Contact:
Jack L. Todd
Vice President, Public Affairs
Trinity Industries, Inc.
(Media Line) 214/589-8909

- TABLES TO FOLLOW -

Trinity Industries, Inc.
Condensed Consolidated Statements of Operations
(in millions, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues	$503.5	$459.4	$1,273.8	$1,583.8
Operating costs:
Cost of revenues	398.7	334.5	953.9	1,213.1
Selling, engineering, and administrative expenses	54.3	51.2	166.4	172.3
Gains on dispositions of property:
Lease portfolio sales	32.9	2.9	45.7	17.3
Other	8.7	1.0	19.5	2.8
Impairment of long-lived assets	—	—	—	369.4
Restructuring activities, net	(0.1)	4.7	(1.1)	10.5
	411.3	386.5	1,054.0	1,745.2
Operating profit (loss)	92.2	72.9	219.8	(161.4)
Interest expense, net	45.2	51.7	147.5	158.6
Loss on extinguishment of debt	—	—	11.7	5.0
Other, net	(0.7)	2.0	1.3	0.5
Income (loss) from continuing operations before income taxes	47.7	19.2	59.3	(325.5)
Provision (benefit) for income taxes:
Current	0.6	(18.7)	5.9	(471.2)
Deferred	10.8	12.0	10.6	245.1
	11.4	(6.7)	16.5	(226.1)
Income (loss) from continuing operations	36.3	25.9	42.8	(99.4)
Loss from discontinued operations, net of income taxes	(0.4)	—	(0.8)	(0.2)
Net income (loss)	35.9	25.9	42.0	(99.6)
Net income (loss) attributable to noncontrolling interest	3.9	0.8	(6.0)	(79.5)
Net income (loss) attributable to Trinity Industries, Inc.	$32.0	$25.1	$48.0	$(20.1)

Basic earnings per common share:
Income (loss) from continuing operations	$0.33	$0.21	$0.47	$(0.17)
Income (loss) from discontinued operations	—	—	(0.01)	—
Basic net income (loss) attributable to Trinity Industries, Inc.	$0.33	$0.21	$0.46	$(0.17)
Diluted earnings per common share:
Income (loss) from continuing operations	$0.33	$0.21	$0.46	$(0.17)
Income (loss) from discontinued operations	—	—	(0.01)	—
Diluted net income (loss) attributable to Trinity Industries, Inc.	$0.33	$0.21	$0.45	$(0.17)
Weighted average number of shares outstanding:
Basic	97.7	116.4	103.4	117.2
Diluted	99.5	117.0	105.7	117.2
Trinity has certain unvested restricted stock awards that participate in dividends on a nonforfeitable basis and are therefore considered to be participating securities. Consequently, diluted net income (loss) attributable to Trinity Industries, Inc. per common share is calculated under both the two-class method and the treasury stock method, and the more dilutive of the two calculations is presented. There were no restricted shares and stock options included in the computation of diluted EPS for the nine months ended September 30, 2020 as we incurred a loss for the period, and any effect on loss per common share would have been antidilutive.

Trinity Industries, Inc.
Condensed Segment Data
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Revenues:	2021	2020	2021	2020
Railcar Leasing and Management Services Group	$185.5	$183.9	$554.1	$613.0
Rail Products Group	339.9	381.2	862.7	1,296.2
All Other	83.7	62.6	230.0	195.3
Segment Totals before Eliminations	609.1	627.7	1,646.8	2,104.5
Eliminations – Lease Subsidiary	(105.3)	(166.0)	(367.6)	(512.4)
Eliminations – Other	(0.3)	(2.3)	(5.4)	(8.3)
Consolidated Total	$503.5	$459.4	$1,273.8	$1,583.8

	Three Months Ended September 30,		Nine Months Ended September 30,
Operating profit (loss):	2021	2020	2021	2020
Railcar Leasing and Management Services Group	$109.3	$89.7	$268.7	$265.5
Rail Products Group	(3.1)	3.2	(8.7)	36.2
All Other	14.7	7.3	42.8	23.9
Segment Totals before Eliminations, Corporate Expenses, Impairment of long-lived assets, and Restructuring activities	120.9	100.2	302.8	325.6
Corporate	(23.9)	(21.0)	(73.7)	(73.3)
Impairment of long-lived assets	—	—	—	(369.4)
Restructuring activities, net	0.1	(4.7)	1.1	(10.5)
Eliminations – Lease Subsidiary	(4.5)	(2.6)	(9.3)	(33.5)
Eliminations – Other	(0.4)	1.0	(1.1)	(0.3)
Consolidated Total	$92.2	$72.9	$219.8	$(161.4)

Trinity Industries, Inc.
Selected Financial Information – Leasing Group
($ in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Leasing and management	$185.5	$183.9	$554.1	$558.6
Sales of railcars owned one year or less at the time of sale (1)	—	—	—	54.4
Total revenues	$185.5	$183.9	$554.1	$613.0
Operating profit (2):
Leasing and management	$76.4	$86.8	$223.0	$247.8
Lease portfolio sales (1)	32.9	2.9	45.7	17.7
Total operating profit	$109.3	$89.7	$268.7	$265.5
Total operating profit margin	58.9%	48.8%	48.5%	43.3%

Leasing and management operating profit margin	41.2%	47.2%	40.2%	44.4%

Selected expense information:
Depreciation (3)	$58.7	$51.5	$170.5	$159.1
Maintenance and compliance	$22.8	$18.5	$73.7	$67.4
Rent	$1.9	$2.1	$5.3	$8.1
Selling, engineering, and administrative expenses	$11.6	$11.7	$36.1	$39.0
Interest (4)	$39.9	$47.0	$142.6	$149.2

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in millions)
Lease portfolio sales	$322.1	$6.5	$410.9	$193.1
Operating profit on lease portfolio sales	$32.9	$2.9	$45.7	$17.7
Operating profit margin on lease portfolio sales	10.2%	44.6%	11.1%	9.2%

(1) Beginning in the fourth quarter of 2020, we made a prospective change to the presentation of railcar sales and now present all sales of railcars from the lease fleet as a net gain or loss from the disposal of a long-term asset regardless of the age of railcar that is sold. Historically, we presented sales of railcars from the lease fleet on a gross basis in leasing revenues and cost of revenues if the railcars had been owned for one year or less at the time of sale. Sales of railcars from the lease fleet owned for more than one year had historically been presented as a net gain or loss from the disposal of a long-term asset.
(2) Operating profit includes: depreciation; maintenance and compliance; rent; and selling, engineering, and administrative expenses. Amortization of deferred profit on railcars sold from the Rail Products Group to the Leasing Group is included in the operating profit of the Leasing Group, resulting in the recognition of depreciation expense based on the Company's original manufacturing cost of the railcars. Interest expense is not a component of operating profit and includes the effect of hedges.
(3) Depreciation expense increased $4.7 million and $7.3 million for the three and nine months ended September 30, 2021, respectively, as a result of the disposal of certain railcar components associated with our sustainable railcar conversion program. Additionally, depreciation expense related to our small cube covered hopper railcars decreased by approximately $7.0 million for the nine months ended September 30, 2021 relative to the nine months ended September 30, 2020 as a result of the impairment charge recorded in the second quarter of 2020 related to these railcars.
(4) Interest expense for the nine months ended September 30, 2021 includes $11.7 million of loss on extinguishment of debt associated with the refinancing of our partially-owned subsidiaries' debt. Interest expense for the nine months ended September 30, 2020 includes $5.0 million of loss on extinguishment of debt associated with the early redemption of debt.

Trinity Industries, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	September 30, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$221.8	$132.0
Receivables, net of allowance	246.3	199.0
Income tax receivable	191.9	445.8
Inventories	403.5	321.2
Restricted cash	123.3	96.4
Property, plant, and equipment, net	6,800.1	7,003.4
Goodwill	215.8	208.8
Other assets	292.9	295.2
Total assets	$8,495.6	$8,701.8

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$208.6	$156.4
Accrued liabilities	296.4	314.7
Debt	5,176.5	5,017.0
Deferred income taxes	1,060.3	1,047.5
Other liabilities	157.4	150.2
Stockholders' equity:
Trinity Industries, Inc.	1,331.0	1,738.8
Noncontrolling interest	265.4	277.2
	1,596.4	2,016.0
Total liabilities and stockholders' equity	$8,495.6	$8,701.8

Trinity Industries, Inc.
Additional Balance Sheet Information
(in millions)
(unaudited)

	September 30, 2021	December 31, 2020
Property, Plant, and Equipment
Manufacturing/Corporate:
Property, plant, and equipment	$946.1	$979.4
Accumulated depreciation	(561.5)	(577.9)
	384.6	401.5
Leasing:
Wholly-owned subsidiaries:
Machinery and other	20.1	19.5
Equipment on lease	6,917.3	7,010.6
Accumulated depreciation	(1,334.0)	(1,234.2)
	5,603.4	5,795.9
Partially-owned subsidiaries:
Equipment on lease	2,258.9	2,248.2
Accumulated depreciation	(664.2)	(621.9)
	1,594.7	1,626.3

Deferred profit on railcars sold to the Leasing Group	(1,044.7)	(1,064.7)
Accumulated amortization	262.1	244.4
	(782.6)	(820.3)
	$6,800.1	$7,003.4

	September 30, 2021	December 31, 2020
Debt
Corporate – Recourse:
Revolving credit facility	$—	$50.0
Senior notes, net of unamortized discount of $0.2 and $0.2	399.8	399.8
	399.8	449.8
Less: unamortized debt issuance costs	(1.3)	(1.6)
Total recourse debt	398.5	448.2

Leasing – Non-recourse:
Wholly-owned subsidiaries:
Secured railcar equipment notes, net of unamortized discount of $0.5 and $0.6	2,293.3	2,042.4
2017 promissory notes, net of unamortized discount of $8.4 and $10.1	770.8	802.7
TILC warehouse facility	514.4	519.4
	3,578.5	3,364.5
Less: unamortized debt issuance costs	(25.0)	(24.0)
	3,553.5	3,340.5
Partially-owned subsidiaries:
Secured railcar equipment notes, net of unamortized discount of $0.3 and $—	909.2	1,237.5
TRIP Railcar Co. term loan	327.0	—
Less: unamortized debt issuance costs	(11.7)	(9.2)
	1,224.5	1,228.3
Total non–recourse debt	4,778.0	4,568.8
Total debt	$5,176.5	$5,017.0

Trinity Industries, Inc.
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Nine Months Ended September 30,
	2021	2020
Operating activities:
Net cash provided by operating activities – continuing operations	$428.0	$456.8
Net cash used in operating activities – discontinued operations	(0.8)	(0.2)
Net cash provided by operating activities	427.2	456.6

Investing activities:
Proceeds from lease portfolio sales	404.5	138.7
Proceeds from dispositions of property and other assets	34.4	19.8
Capital expenditures – leasing (net of sold lease fleet railcars owned one year or less with a net cost of $54.0 for the nine months ended September 30, 2020)	(363.9)	(448.8)
Capital expenditures – manufacturing and other	(21.5)	(70.7)
Acquisitions, net of cash acquired	(16.5)	—
Proceeds from insurance recoveries	6.5	—
Other	0.1	—
Net cash provided by (used in) investing activities	43.6	(361.0)

Financing activities:
Net proceeds from (repayments of) debt	136.9	40.3
Shares repurchased	(406.5)	(120.4)
Dividends paid to common shareholders	(68.5)	(67.8)
Other	(16.0)	(3.4)
Net cash used in financing activities	(354.1)	(151.3)
Net increase (decrease) in cash, cash equivalents, and restricted cash	116.7	(55.7)
Cash, cash equivalents, and restricted cash at beginning of period	228.4	277.6
Cash, cash equivalents, and restricted cash at end of period	$345.1	$221.9

Trinity Industries, Inc.
Reconciliations of Non-GAAP Measures
(in millions, except per share amounts)
(unaudited)
Adjusted Operating Results
We have supplemented the presentation of our reported GAAP operating profit (loss), income (loss) from continuing operations before income taxes, provision (benefit) for income taxes, income (loss) from continuing operations, net income (loss) from continuing operations attributable to Trinity Industries, Inc., and diluted income (loss) from continuing operations per common share attributable to Trinity Industries, Inc. with non-GAAP measures that adjust the GAAP measures to exclude the impact of gains on dispositions of other property, impairment of long-lived assets, restructuring activities, loss on extinguishment of debt, pension plan settlement, the income tax effects of the CARES Act, and certain other transactions or events (as applicable). These non-GAAP measures are derived from amounts included in our GAAP financial statements and are reconciled to the most directly comparable GAAP financial measures in the tables below. Management believes that these measures are useful to both management and investors for analyzing the performance of our business without the impact of certain items that are not indicative of our normal business operations. Non-GAAP measures should not be considered in isolation or as a substitute for our reporting results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Three Months Ended September 30, 2021
	GAAP	Gains on dispositions of property – other (1)(2)	Restructuring activities, net (1)	Income tax effect of CARES Act	Adjusted
Operating profit (loss)	$92.2	$(4.7)	$(0.1)	$—	$87.4

Income (loss) from continuing operations before income taxes	$47.7	$(4.7)	$(0.1)	$—	$42.9

Provision (benefit) for income taxes	$11.4	$(1.2)	$—	$0.2	$10.4

Income (loss) from continuing operations	$36.3	$(3.5)	$(0.1)	$(0.2)	$32.5

Net income (loss) from continuing operations attributable to Trinity Industries, Inc.	$32.4	$(3.5)	$(0.1)	$(0.2)	$28.6

Diluted weighted average shares outstanding	99.5				99.5

Diluted income (loss) from continuing operations per common share attributable to Trinity Industries, Inc.	$0.33				$0.29

	Three Months Ended September 30, 2020
	GAAP	Restructuring activities, net (1)	Income tax effect of CARES Act	Adjusted
Operating profit (loss)	$72.9	$4.7	$—	$77.6

Income (loss) from continuing operations before income taxes	$19.2	$4.7	$—	$23.9

Provision (benefit) for income taxes	$(6.7)	$1.1	$8.6	$3.0

Income (loss) from continuing operations	$25.9	$3.6	$(8.6)	$20.9

Net income (loss) from continuing operations attributable to Trinity Industries, Inc.	$25.1	$3.6	$(8.6)	$20.1

Diluted weighted average shares outstanding	117.0			117.0

Diluted income (loss) from continuing operations per common share attributable to Trinity Industries, Inc.	$0.21			$0.17

	Nine Months Ended September 30, 2021
	GAAP	Gains on dispositions of property – other (1)(2)	Restructuring activities, net (1)	Loss on extinguishment of debt – Controlling Interest (1)(3)	Loss on extinguishment of debt – Noncontrolling Interest (4)	Pension plan settlement (1)	Income tax effect of CARES Act	Adjusted
Operating profit (loss)	$219.8	$(4.7)	$(1.1)	$—	$—	$—	$—	$214.0

Income (loss) from continuing operations before income taxes	$59.3	$(4.7)	$(1.1)	$4.6	$7.1	$2.2	$—	$67.4

Provision (benefit) for income taxes	$16.5	$(1.2)	$(0.3)	$1.0	$—	$0.5	$(3.2)	$13.3

Income (loss) from continuing operations	$42.8	$(3.5)	$(0.8)	$3.6	$7.1	$1.7	$3.2	$54.1

Net income (loss) from continuing operations attributable to Trinity Industries, Inc.	$48.8	$(3.5)	$(0.8)	$3.6	$—	$1.7	$3.2	$53.0

Diluted weighted average shares outstanding	105.7							105.7

Diluted income (loss) from continuing operations per common share attributable to Trinity Industries, Inc.	$0.46							$0.50

	Nine Months Ended September 30, 2020
	GAAP	Impairment of long-lived assets – Controlling Interest (1)(5)	Impairment of long-lived assets – Noncontrolling Interest (4)	Restructuring activities, net (1)	Loss on extinguishment of debt (1)	Income tax effect of CARES Act	Adjusted
Operating profit (loss)	$(161.4)	$288.1	$81.3	$10.5	$—	$—	$218.5

Income (loss) from continuing operations before income taxes	$(325.5)	$288.1	$81.3	$10.5	$5.0	$—	$59.4

Provision (benefit) for income taxes	$(226.1)	$67.4	$—	$2.5	$1.2	$174.6	$19.6

Income (loss) from continuing operations	$(99.4)	$220.7	$81.3	$8.0	$3.8	$(174.6)	$39.8

Net income (loss) from continuing operations attributable to Trinity Industries, Inc.	$(19.9)	$220.7	$—	$8.0	$3.8	$(174.6)	$38.0

Diluted weighted average shares outstanding (6)	117.2						118.4

Diluted income (loss) from continuing operations per common share attributable to Trinity Industries, Inc.	$(0.17)						$0.32
(1) The effective tax rate for gains on dispositions of other property, impairment of long-lived assets, restructuring activities, the loss on extinguishment of debt, and pension plan settlement is before consideration of the CARES Act.
(2) Represents insurance recoveries in excess of net book value received during the third quarter of 2021 for assets damaged by a tornado at the Company’s rail maintenance facility in Cartersville, Georgia in the first quarter of 2021.
(3) Excludes $7.1 million of loss on extinguishment of debt associated with the noncontrolling interest recorded in the second quarter of 2021.
(4) Represents the portion of the non-cash impairment of long-lived asset charge and the loss on extinguishment of debt attributable to the noncontrolling interest, for which Trinity does not provide income taxes.
(5) Excludes $81.3 million of non-cash impairment of long-lived asset charges associated with the noncontrolling interest recorded in the second quarter of 2020.
(6) GAAP diluted weighted average shares outstanding excludes 1.2 million shares for the nine months ended September 30, 2020 since the Company was in a net loss position for the period. When adjusting for the items above, these shares become dilutive.

Free Cash Flow
Total Free Cash Flow After Investments and Dividends ("Free Cash Flow") is a non-GAAP financial measure. The change in presentation of sales of railcars from the lease fleet, which was effected on a prospective basis beginning in the fourth quarter of 2020, had no effect on our previously reported Free Cash Flow.
We believe Free Cash Flow is useful to both management and investors as it provides a relevant measure of liquidity and a useful basis for assessing our ability to fund our operations and repay our debt. Free Cash Flow is reconciled to net cash provided by operating activities from continuing operations, the most directly comparable GAAP financial measure, in the following tables.
For the nine months ended September 30, 2021, Free Cash Flow is defined as net cash provided by operating activities from continuing operations as computed in accordance with GAAP, plus cash proceeds from lease portfolio sales, less capital expenditures for manufacturing, dividends paid, and Equity CapEx for new leased railcars. Equity CapEx for new leased railcars is defined as leasing capital expenditures, adjusted to exclude net proceeds from (repayments of) debt.

Nine Months Ended September 30, 2021
(in millions)
Net cash provided by operating activities – continuing operations	$428.0
Proceeds from lease portfolio sales	404.5
Adjusted Net Cash Provided by Operating Activities	832.5
Capital expenditures – manufacturing and other	(21.5)
Dividends paid to common stockholders	(68.5)
Free Cash Flow (before Capital expenditures – leasing)	742.5
Equity CapEx for new leased railcars	(227.0)
Total Free Cash Flow After Investments and Dividends	$515.5

Capital expenditures – leasing	$363.9
Less:
Payments to retire debt	(2,256.8)
Proceeds from issuance of debt	2,393.7
Net proceeds from (repayments of) debt	136.9
Equity CapEx for new leased railcars	$227.0

For the nine months ended September 30, 2020, Free Cash Flow is defined as net cash provided by operating activities from continuing operations as computed in accordance with GAAP, plus cash proceeds from sales of leased railcars owned more than one year at the time of sale, less capital expenditures for manufacturing, dividends paid, and Equity CapEx for new leased railcars. Equity CapEx for new leased railcars is defined as leasing capital expenditures, net of sold lease fleet railcars owned one year or less, adjusted to exclude net proceeds from (repayments of) debt.

Nine Months Ended September 30, 2020
(in millions)
Net cash provided by operating activities – continuing operations	$456.8
Proceeds from railcar lease fleet sales owned more than one year at the time of sale	138.7
Adjusted Net Cash Provided by Operating Activities	595.5
Capital expenditures – manufacturing and other	(70.7)
Dividends paid to common stockholders	(67.8)
Free Cash Flow (before Capital expenditures – leasing)	457.0
Equity CapEx for new leased railcars	(408.5)
Total Free Cash Flow After Investments and Dividends	$48.5

Capital expenditures – leasing, net of sold lease fleet railcars owned one year or less of $54.0	$448.8
Less:
Payments to retire debt	(795.5)
Proceeds from issuance of debt	835.8
Net proceeds from (repayments of) debt	40.3
Equity CapEx for new leased railcars	$408.5

EBITDA and Adjusted EBITDA
“EBITDA” is defined as income (loss) from continuing operations plus interest expense, income taxes, and depreciation and amortization expense. Adjusted EBITDA is defined as EBITDA plus gains on dispositions of other property, non-cash impairment of long-lived assets, restructuring activities, loss on extinguishment of debt, and pension plan settlement. EBITDA and Adjusted EBITDA are non-GAAP financial measures; however, the amounts included in these calculations are derived from amounts included in our GAAP financial statements. EBITDA and Adjusted EBITDA are reconciled to net income (loss), the most directly comparable GAAP financial measure, in the following table. This information is provided to assist management and investors in making meaningful comparisons of our operating performance between periods. We believe EBITDA is a useful measure for analyzing the performance of our business. We also believe that EBITDA is commonly reported and widely used by investors and other interested parties as a measure of a company’s operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to capital structure, depreciation or amortization (which can vary significantly depending on many factors). EBITDA and Adjusted EBITDA should not be considered as alternatives to net income as indicators of our operating performance, or as alternatives to operating cash flows as measures of liquidity. Non-GAAP measures should not be considered in isolation or as a substitute for our reporting results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (loss)	$35.9	$25.9	$42.0	$(99.6)
Less: Loss from discontinued operations, net of income taxes	(0.4)	—	(0.8)	(0.2)
Income (loss) from continuing operations	$36.3	$25.9	$42.8	$(99.4)
Interest expense	45.3	52.3	147.8	161.6
Provision (benefit) for income taxes	11.4	(6.7)	16.5	(226.1)
Depreciation and amortization expense	70.6	64.9	206.3	199.5
EBITDA	$163.6	$136.4	$413.4	$35.6
Gains on dispositions of property – other	(4.7)	—	(4.7)	—
Impairment of long-lived assets	—	—	—	369.4
Restructuring activities, net	(0.1)	4.7	(1.1)	10.5
Loss on extinguishment of debt	—	—	11.7	5.0
Pension plan settlement	—	—	2.2	—
Adjusted EBITDA	$158.8	$141.1	$421.5	$420.5